THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.


$1,000,000                                                      April 25, 1997


                          MICROLEAGUE MULTIMEDIA, INC.


                   CONVERTIBLE SECURED SUBORDINATED DEBENTURE


         For value received, Microleague Multimedia, Inc., a Pennsylvania corporation (the "Company"), and each of the subsidiaries of the Company identified on Schedule 1 attached hereto (the "Subsidiaries"), jointly and severally intending to be legally bound, hereby promise to pay to the order of Penn Janney Opportunities Fund, L.P. or its registered assigns (the "Holder"), the principal amount of One Million Dollars ($1,000,000), or such other amount as shall then equal the outstanding principal amount hereof, and any unpaid accrued interest hereon, on the earlier to occur of (i) October 30, 1998; or
(ii) the date when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below) (the "Maturity Date"). "Company" as used in this Debenture shall include any entity which may succeed to or assume the obligations of the Company under this Debenture.

         Payments of principal and accrued but unpaid interest on this Debenture (to the extent not paid by the issuance of Additional Convertible Debentures as defined in and pursuant to Paragraph 1.2 below or by the issuance of Conversion Shares as set forth in Paragraph 2.1 below) shall be made in lawful money of the United States of America by delivery of a check payable to the Holder or, at the election of the Holder, by wire transfer of immediately available funds to such financial institution as instructed in writing by Holder. All payments hereunder (including payments made by the issuance of Additional Convertible Debentures or by the issuance of Conversion Shares) shall be made at 1801 Market Street, 11th Floor, Philadelphia, PA 19103 or at such other office designated in writing by Holder (the "Registered Address").

         The Company may treat the Holder as the owner of this Debenture for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary, except as provided herein.

                                   ARTICLE ONE

                                    Interest

         1.1 Interest Rate. Interest on the unpaid principal balance hereunder shall accrue at the rate of twelve percent (12%) per annum. Payments of interest hereunder shall be paid in the manner set forth in Paragraph 1.2 below, and shall be due and payable quarterly with the first payment due on July 31, 1997 and subsequent payments due on each of October 31, 1997, January 31, 1998, April 30, 1998, July 31, 1998, and October 31, 1998. Any payments of principal or interest not made when due hereunder shall accrue interest at the rate of fifteen (15%) per annum (the "Default Rate"). Interest shall be calculated on the basis of a 360 day year and the number of actual days elapsed.

         1.2 Payment in Cash or In-Kind. Interest shall be payable either in cash or, at the option of the Company, in-kind, as follows: payments in-kind shall be made by the issuance of a debenture in an original principal amount equal to the amount of such interest then due, and which debenture shall otherwise contain terms identical to those set forth in this Debenture, including terms as to maturity, payments, security, and conversion (each an "Additional Convertible Debenture").

                                   ARTICLE TWO

                             Conversion of Debenture

                  This Debenture may be converted into shares of Common Stock of the Company, as follows:

                  2.1 Conversion. Subject to and upon compliance with the provisions of this Article Two, at the option of the Holder, at any time prior to the close of business on the Maturity Date (or such later date upon which all obligations hereunder have not been satisfied by the Company), and from time to time, the unpaid principal balance (and any accrued but unpaid interest) of the Debenture or any portion thereof may be converted into fully-paid and non-assessable shares of Common Stock of the Company (the "Conversion Shares"), at a conversion price per share (the "Conversion Price") equal to eighty five percent (85%) of the Fair Market Value (as hereinafter defined) of a share of the Company's Common Stock on (a) the trading day immediately preceding the date of this Debenture (which the Holder and the Company agree is the amount set forth on the signature page hereof) or (b) the date on which the Conversion Notice (as hereinafter defined) is executed and sent to the Company, whichever is lower. The term "Fair Market Value" with respect to a share and a date shall mean the average closing price of a share of the Company's common stock for the five (5) trading days immediately before such date on the national securities exchange (or NASDAQ, SmallCap or National Market System, as the case may be) where such shares are traded, or if such shares are not then traded on a national securities exchange or on NASDAQ, SmallCap or National Market System, the average of the closing bid and closing asked prices of such a share for the five (5) trading days immediately before such date. A trading day is one on which at least one trade of the Company's common stock is reported by such securities exchange or NASDAQ, as the case may be.

         The conversion right shall be exercised by sending to the Company a conversion notice substantially in the form attached hereto (the "Conversion Notice"), duly executed by the Holder thereof. The Conversion Notice shall state the principal amount and such portion of the accrued but unpaid interest thereof to be so converted, shall identify a closing date not more than 20 nor less than 10 days from the date of the Conversion Notice, and shall include or be accompanied by representations as to the Holder's investment intent substantially similar to those contained in this Debenture. On such closing date, this Debenture shall be returned to the Company for cancellation (or re-issuance in such amount as is still outstanding hereunder, as the case may be.)

         Conversion Shares issuable upon conversion of the Debenture shall be issued in the name of the Holder and shall be transferable only in accordance with all of the terms and restrictions contained herein.

         Upon such conversion, the Company shall pay all accrued and unpaid interest through the conversion date on the Debenture or such part thereof delivered for conversion (other than the portion, if any, which the Holder elects to convert into Conversion Shares).

          No fractional Shares shall be issued or delivered upon conversion of the Debenture. In case the Debenture shall be surrendered for the conversion of only a portion of the principal amount thereof, the Company shall, at the time of issuing the Conversion Shares issuable upon the conversion of such portion, execute and deliver to the Holder of the Debenture so surrendered a new debenture equal in principal amount to the unconverted portion of the surrendered Debenture, dated the conversion date, and otherwise identical to this Debenture.

                  2.2 Adjustments.

                    (a) Shares Included in Computation. The number of shares of Common Stock at any time deemed to be outstanding for any purpose hereunder shall not include any shares of Common Stock then owned or held by or for the account of the Company.

                    (b) Subdivision or Combination. Whenever the Company shall subdivide or combine the outstanding shares of its Common Stock or issue or declare a stock dividend, the Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately decreased in the case of subdivision or stock dividend or increased in the case of combination effective at the time of each such subdivision, stock dividend or combination. The provisions of this clause (b) shall apply to successive transactions of the nature to which it relates.

                    (c) Reclassification or Change. Whenever any reclassification or change of the outstanding shares of Common Stock shall occur (other than a change in par value, or from par value to no par, or from no par to par value, or as a result of a subdivision or combination), including by reason of a stock split, stock dividend, merger, consolidation, or like event, effective provision shall be made whereby the Holder shall have the right, at any time thereafter, to receive upon conversion of this Debenture the number and kind of capital stock or other securities or property receivable upon such reclassification by a holder of the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior to such reclassification or other event. Thereafter, the rights of the Holder with respect to the adjustment of the amount of securities or other property obtainable upon conversion of this Debenture shall be appropriately continued and preserved, so as to afford as nearly as may be possible protection of the nature afforded by this Paragraph
2.2. The provisions of this clause (c) shall apply to successive transactions of the nature to which it relates.

                    (d) Notwithstanding anything to the contrary contained or implied in this Article Two, the adjustments to the Conversion Price provided for herein shall be made only to the Conversion Price determined in accordance with clause (a) of the definition of such term, unless the event giving rise to such adjustment occurs during the period beginning the fifth trading day immediately preceding the date on which the Conversion Notice is executed and sent to the Company, and ending on the date of delivery of the shares of Common Stock with respect to such conversion, in which case the adjustments shall be made to the Conversion Price determined in accordance with clauses (a) and (b) of the definition of such term.

                  2.3      Notices of Record Date.  In case

                    (a) the Company shall declare a dividend (or make any other distribution) on its shares of Common Stock payable otherwise than in cash out of its earned surplus; or

                    (b) the Company shall grant the holders of its Common Stock the right to subscribe for or purchase any shares of its capital stock of any class; or

                    (c) the Company shall make any distribution on or in respect of the Common Stock in connection with the dissolution, liquidation or winding up of the Company; or

                    (d) there is to be a reclassification of the Common Stock of the Company (other than the subdivision or combination of its outstanding shares of Common Stock), a consolidation or merger or similar event to which the Company is a party and in connection with which approval of any class of shareholders of the Company is required, or a sale or conveyance of the property of the Company as an entirety or substantially as an entirety, then and in each such event, the Company shall mail or cause to be mailed to the Holder a notice specifying the date on which any record is to be taken for the purpose of such dividend, distribution or granting of rights, or the date on which such reclassification, consolidation or merger is expected to become effective, and the time, if any, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization or reclassification. Such notice shall be mailed at least 30 days prior to the record or effective date therein specified.

                  2.4 Notice of Adjustment of Conversion Price, etc. If there shall be any adjustment as provided in Paragraph 2.2 hereof, or if securities or property other than shares of Common Stock of the Company shall become issuable or deliverable in lieu of shares of such Common Stock upon the conversion of this Debenture, the Company shall forthwith cause written notice thereof to be sent by registered or certified mail, postage prepaid, to the Holder, which notice shall be accompanied by a certificate of the principal financial officer of the Company setting forth in reasonable detail the facts requiring any such adjustment and the Conversion Price and number of shares issuable upon the conversion of this Debenture after such adjustment, or the kind and amount of any such securities or property so issuable or deliverable upon the conversion of this Debenture, as the case may be.

                                  ARTICLE THREE

                            INTENTIONALLY LEFT BLANK


                                  ARTICLE FOUR

                                    Security

         The obligations of the Company under this Debenture shall be secured by a security interest in and lien on the assets of the Company and its subsidiaries, pursuant to the terms of that certain Security Agreement dated April 25, 1997 between the Company and Penn Janney Opportunities Fund, L.P.

(the "Security Agreement").

                                  ARTICLE FIVE

                                  Subordination

                  5.1 Senior Debt. As used in this Debenture, the term "Senior Debt" shall mean all amounts due and owing by the Company or any of its subsidiaries to banks and other financial institutions, which amounts were incurred or available for borrowing under existing lines of credit or other written agreements in effect on the date of this Debenture, as set forth on
Schedule 5.1 to this Debenture, and any debt incurred to a bank or financial institution after the date hereof to repay, renew or extend such existing indebtedness, provided that any such incurrence, renewal or extension does not result in an increase in the principal amount of "Senior Debt," above the amount outstanding or available for borrowing as described above on the date hereof or the date of such repayment, renewal or extension, whichever is higher, and any other indebtedness incurred by the Company after the date hereof with the express prior written consent of the Holder (or Holders representing a majority of the principal hereof if there is at such time more than one Holder) to treat such indebtedness as "Senior Debt."

                  5.2 Subordination. The Company covenants and agrees and the Holder, by acceptance hereof, covenants, expressly for the benefit of the present and future holders of Senior Debt, that all cash payments on this Debenture are expressly subordinated in right of payment to the payment in full of principal and interest of the Senior Debt of the Company in accordance with the provisions of this Article Five. The Company may not, however, renew or extend any Senior Debt (except as provided in Section 5.1 above), or issue additional debt as Senior Debt without the express prior written consent of Holder (or Holders representing a majority of the principal hereof if there is at such time more than one Holder) which consent may be withheld in the sole discretion of such Holder(s). Further, the Company may not issue additional subordinated debt which is senior to the payments under this Debenture without the express prior written consent of Holder (or Holders representing a majority of the principal hereof if there is at such time more than one Holder) which consent may be withheld in the sole discretion of such Holder(s).

                      Upon any material default by the Company on any Senior Debt when due and payable, no cash payment may be made on or in respect of this Debenture unless or until such default has been cured or is waived.

                      Upon any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or any liquidation or winding-up of the Company, whether voluntary or involuntary, the Holder of this Debenture shall not be entitled to receive thereafter, any amount in cash in respect of this Debenture unless and until the above Senior Debt shall have been paid or otherwise discharged (although the Holder may nevertheless receive Additional Convertible Debentures or Conversion Shares as provided in this Debenture).

                      In the event of such proceeding, and after payment in full of all sums owing with respect to such Senior Debt, Holder shall be entitled to be paid from the remaining assets of the Company the unpaid principal of, and any unpaid interest due on, this Debenture. Such payments will be made before any payment or other distribution, whether in cash, property or otherwise shall be made on account of any capital stock or any obligations of the Company ranking junior to this Debenture.

                  5.3 Rights Against the Company and Others. It is understood that the provisions of this Article Five are, and are intended to be, solely for the purpose of defining the relative rights of the Holder of this Debenture on the one hand and the holder(s) of the Senior Debt of the Company on the other hand.

                  Nothing contained in this Article Five or elsewhere in this Debenture shall or is intended to impair, as between the Company, its creditors other than the holder(s) of the Senior Debt, and the Holder of this Debenture, the unconditional and absolute obligation of the Company to pay the Holder of this Debenture the principal of and all interest on this Debenture as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Holder of this Debenture and the creditors of the Company, other than the holder(s) of such Senior Debt, nor shall anything herein contained prevent the Holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, of the holder(s) of Senior Debt in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

                  The subordination herein provided applies to cash payments or cash distributions by the Company only and shall not affect the right of the Holder to collect and retain payment from any co-obligor, guarantor or surety, or to receive Additional Convertible Debentures or Conversion Shares.

                  Upon any payment or distribution of assets of the Company referred to in this Article Five, the Holder of this Debenture shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the liquidating trustee or agent or other person making any distribution to the Holder of this Debenture, for the purpose of ascertaining the persons entitled to participate in such distributions, the holders of Senior Debt and other debt of the Company, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Five.

                  Notwithstanding anything to the contrary contained or implied in this Article Five, no payments made to the Holder as permitted hereby shall be subject to the subordination provisions set forth in this Article Five, and no such payments shall be or shall be deemed to be held in trust or otherwise for any other party, including any creditor as to Senior Debt.


                                   ARTICLE SIX

                  Representations and Warranties of the Company

                  6.1 The Company represents and warrants to the Holder that:

                      (a) Existence and Rights. The Company is a corporation duly organized, validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania, and that each of its subsidiaries is duly organized and validly existing and in good standing in their respective states of incorporation, and that each of the Company and such subsidiaries is qualified to do business in each jurisdiction where its activities require such qualification, except to the extent such failure would not materially, adversely affect the Company or any subsidiary. The Company has corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted and as contemplated to be conducted.

                      (b) Debenture Authorized. The Company has full legal right, power and capacity to execute, deliver and perform the provisions of this Debenture. The execution and delivery of this Debenture and the performance of the provisions of this Debenture are not in contravention of or in conflict with any law or regulation or any term or provision of the Company's Articles of Incorporation or By-Laws and are duly authorized and do not require any further consent or approval of any person, governmental body or regulatory authority; and this Debenture is the valid, binding and legally enforceable obligation of the Company in accordance with the terms herein.

                       (c) No Conflict. The execution, delivery and performance of this Debenture are not, and will not be, in contravention of or conflict with, or result in the breach by the Company of, any agreement, indenture, mortgage, deed of trust or undertaking to which the Company is a party or by which it or any of its properties or assets may be bound or affected, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or state regulatory body, administrative agency or other governmental body having jurisdiction over any of the Company's properties or assets, and, except pursuant to the Security Agreement, does not cause any lien, charge or other encumbrance to be created or imposed upon any such property or assets by reason thereof.

                       (d) Valid Issuance. This Debenture is (and upon issuance any Conversion Shares or Additional Convertible Debentures will be) duly authorized. Upon issuance, the Conversion Shares (including any issued upon conversion of any Additional Convertible Debentures) will be validly issued, fully paid and nonassessable, free and clear of any and all liens, charges, restriction, claims and encumbrances of any kind and will not subject the Holder to any liability by reason of holding such shares.

                       (e) Capitalization. The capitalization of the Company (debt and equity) on a consolidated basis as of the date hereof is as set forth on Schedule 6.1(e) attached hereto.

                       (f) Material Adverse Event. Since September 30, 1996, there has not been any material adverse change in the business, operations, liquidity, assets or prospects of the Company not described in a filing with Securities and Exchange Commission made after such date, or set forth on
Schedule 6.1(f) hereto.

                                  ARTICLE SEVEN

                       The Company's Affirmative Covenants

         The Company agrees that until this Debenture is paid in full:

                  7.1 Additional Indebtedness. The Company shall not incur any indebtedness that is senior in right of payment to this Debenture, other than Senior Debt, without the express prior written consent of the Holder (or Holders representing a majority of the principal hereof if there is at such time more than one Holder), which consent may be withheld in the sole discretion of such Holder(s).

                  7.2 Additional Securities. The Company shall not issue additional securities of the Company other than Common Stock, or securities convertible into Common Stock at a price per share not less than 90% of the fair market value of such stock at the time of issuance or conversion, without the express prior written consent of the Holder (or Holders representing a majority of the principal hereof if there is at such time more than one Holder) which consent may be withheld in the sole discretion of such Holder(s).

                  7.3 Board of Directors. The Company shall nominate and use its best efforts to elect, including by voting any shares of common stock which the Company may vote as proxy to elect, Richard Fox as a Director of the Company, from the date of the next meeting of the Board of Directors of the

Company (but in any case within thirty (30) days of the date hereof) and until such time as the Company has no further obligations under this Debenture.

                  7.4 Pay Applicable Taxes. The Company shall pay promptly when due any and all use, excise, personal property, income and withholding taxes and all other taxes, levies, assessments, and governmental charges upon or relating to the Company's ownership or use of any of its assets or reserves, except for taxes contested in good faith by appropriate proceedings.

                  7.5 Maintain Books and Records. The Company shall keep complete and accurate books and records with respect to the business of the Company consistent with good business practice, and shall make all filings with the Securities and Exchange Commission and any other regulatory body required to be made by the Company.

                  7.6 Comply with Applicable Laws. The Company will at all times conduct its business and maintain its property in all material respects in compliance with all laws, regulations, and administrative orders of any governmental authority as they apply to the Company's business from time to time, and with all applicable insurance policies.

                  7.7 Give Notice of Default. The Company shall promptly notify the Holder(s) of this Debenture in writing of the occurrence of any Event of Default hereunder or of any event which would become an Event of Default hereunder upon the lapse of time or giving of notice specified in this Debenture (or in such other instrument giving rise to such default).

                  7.8 SEC Reports. The Company shall provide to the Holders of this Debenture, any report or form filed by the Company pursuant to the Securities and Exchange Act of 1934, within ten (10) days of their respective filings.

                                  ARTICLE EIGHT

                                   Redemption

         The Company may redeem at 100% of the principal amount, plus any accrued interest to the redemption date, all or any portion of the indebtedness evidenced by this Debenture (provided any partial redemptions prepayments are in integral multiples of $100,000 and include all payments of interest in cash) at any time and from time to time prior to its maturity without premium or penalty, by giving the Holder(s) thirty days notice thereof; provided however, the conversion provisions of Article 2 shall not be affected by any such notice, and this Debenture shall remain convertible as provided herein, even as to amounts to be prepaid as provided in the notice, until (as to such amounts) such date as the Holder receives the prepayment as set forth in the notice.

                                  ARTICLE NINE

                                Events of Default

         It shall be an event of default hereunder ("Event of Default") if any of the following conditions or events shall occur and be continuing:

                  (i) if the Company shall default in the payment of principal of this Debenture when the same becomes due and payable, whether at maturity or by declaration of acceleration or otherwise (including by the failure to issue Conversion Shares as required by this Debenture) and shall fail to cure such default within ten (10) days after written notice thereof from the Holder (or Holders representing a majority of the principal hereof if there is at such time more than one Holder) to the Company; or

                  (ii) if the Company shall default in the payment of any interest on this Debenture (including by the failure to issue any Additional Convertible Debentures as provided in this Debenture) and shall fail to cure such default within ten (10) days after written notice thereof from the Holder (or Holders representing a majority of the principal hereof if there is at such time more than one Holder) to the Company; or

                  (iii) if the Company shall materially default in the performance of or compliance with any term contained herein and such default shall not have been remedied within twenty (20) days after written notice thereof from the Holder (or Holders representing a majority of the principal hereof if there is at such time more than one Holder) to the Company; or

                  (iv) if the Company shall default in the payment of principal or interest on any Senior Debt; or

                  (v) if the Company's Common Stock shall fail to be listed on the NASDAQ SmallCap or National Market System or a national stock exchange; or

                  (vi) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or a voluntary petition for reorganization under Title 11 of the United States Code ("Title 11") shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

                  (vii) if within one hundred twenty (120) days after the commencement of an action against the Company seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or nullified or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within one hundred twenty (120) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company such appointment shall not have been vacated; or

                  (viii) if there is a material adverse change in the financial condition, business, operations, or assets of the Company and its subsidiaries taken as a whole after the date hereof;

then, and in any such event, the Holder (or Holders representing a majority of the principal hereof if there is at such time more than one Holder) may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Debenture to be due and payable, whereupon the Debenture shall forthwith mature and become due and payable, and thereafter interest shall be due, at the Default Rate, on the entire principal balance and any accrued but unpaid interest until the same is fully paid, without presentment, demand, protest or notice, all of which are hereby waived.

         In case of a default in the payment of any principal of or interest on the Debenture, the Company will pay to the Holder such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

         Notwithstanding any provision contained in this Debenture to the contrary, the Company's liability for payment of interest shall not exceed the limits imposed by applicable usury law. If any provision hereof requires interest payments in excess of the then legally permitted maximum rate, such provision shall automatically be deemed to require such payment at the then legally-permitted maximum rate.


                                   ARTICLE TEN

                     Restrictions on Transfer of Securities

                  10.1 Lack of Registration. By accepting this Debenture, the Holder hereby acknowledges that the Debenture has not been registered under the Securities Act or any state securities laws, and that none of the Conversion Shares or Additional Convertible Debentures will be registered under any such laws (except as contemplated by the Registration Rights Agreement between the Holder and the Company with respect to the Conversion Shares) and represents that it is acquiring this Debenture, and will acquire any Conversion Shares and Additional Convertible Debentures, for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof.

                  10.2 Conditions to Transfer. The Holder shall not transfer the Debenture or any Conversion Shares or Additional Convertible Debentures (or any interest therein) until (a) it shall have first given written notice to Company describing the manner of any such proposed transfer, and (b) either (i) the Company has received from Holder's counsel an opinion satisfactory to the Company and its counsel that such transfer may be made without compliance with the registration provisions of the Securities Act and that the proposed transfer may be made without violation of the Securities Act and any applicable state securities law, or (ii) a registration statement filed by the Company covering the securities to be transferred is in effect under the Securities Act and there has been compliance with the applicable state securities laws.


                                 ARTICLE ELEVEN

                            Registration of Transfer

                  11.1 Register. The Company shall maintain a register, at the principal office of the Company, currently at 1001 Millersville Road, Lancaster, PA 17604-4547(the "Company Address"), for the recordation of ownership and transfers of this Debenture, which shall be transferable in whole or in part solely upon fulfillment of the conditions of Article Ten above, and the issuance of Additional Convertible Debentures and the transfer thereof. Upon fulfillment of such conditions and upon presentation by the Holder and surrender of this Debenture (or such Additional Convertible Debentures), the Company shall register such transfer and issue a new Debenture or Debentures of like aggregate principal amount and bearing the same date. Company may require the payment of a sum sufficient to cover any tax or other governmental charge, if any, payable in connection with any such transfer or exchange.

                  11.2 Lost or Destroyed Debentures. Upon receipt by Company at its principal office of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Debenture, and in the case of any such loss, theft, or destruction, upon delivery of indemnity reasonably satisfactory to Company or, in case of any such mutilation, upon surrender and cancellation of this Debenture, Company will issue a new Debenture of like tenor in lieu of this Debenture with a notification thereon of the date from which interest has accrued.

                                 ARTICLE TWELVE

                                  Miscellaneous

                  12.1 Survival of Representation, Warranties and Covenants. All agreements, representations, warranties and covenants made herein shall survive the execution and delivery hereof.

                  12.2 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  12.3 Notices. Any notice or demand herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when deposited in the United States mail, Certified Mail, with postage prepaid and properly addressed. For the purposes hereof, the address of the Holder shall be the Registered Address and the address of Company shall be the Company Address. Both Holder and Company may change the address for service by service of written notice to the other as herein provided.

                  12.4 Amendments. The term "Debenture" or "this Debenture" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed or, if later amended or supplemented, then, as so amended or supplemented.

                  12.5 Assignability. Subject to Article Ten hereof, this Debenture shall be binding upon Company, its successors and assigns, and shall inure to the benefit of Holder and Holder's successors, assigns, legal representatives, heirs and guardians.

                  12.6 Governing Law. This Debenture has been executed in and shall be governed by the laws of the Commonwealth of Pennsylvania without regard to the conflict of law provisions thereof.

                  12.7 Treatment of Debenture. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Debenture (including any Additional Convertible Debentures) as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities

                  12.8 Subordination. THE INDEBTEDNESS, SECURITY INTERESTS AND/OR LIENS EVIDENCED HEREBY ARE SUBORDINATE TO THE PRIOR PAYMENT, SATISFACTION AND DISCHARGE IN FULL OF ALL OBLIGATIONS OF MICROLEAGUE MULTIMEDIA, INC. TO PNC BANK, DELAWARE AND ALL SECURITY INTERESTS AND LIENS OF PNC BANK DELAWARE PURSUANT TO THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF ______________, 1997 BY AND AMONG PENN JANNEY OPPORTUNITIES FUND, L.P., MICROLEAGUE MULTIMEDIA, INC. AND PNC BANK, DELAWARE.

         IN WITNESS WHEREOF, Company has caused this Debenture to be signed in its name by its duly authorized officer this 25th day of April, 1997.

                                              MICROLEAGUE MULTIMEDIA, INC.


                                              By: /s/ Neil B. Swartz
                                                  NEIL B. SWARTZ, CHAIRMAN
                                                  AND CHIEF EXECUTIVE OFFICER


                                              REP HOLDING COMPANY


                                              By: /s/ Neil B. Swartz
                                                  NEIL B. SWARTZ, President



                                              REP ACQUISITION CORPORATION


                                              By: /s/ Neil B. Swartz
                                                  NEIL B. SWARTZ, President


                                                  Acknowledged and Agreed to:

                                              PENN JANNEY OPPORTUNITIES
                                              FUND, L.P.

                                              BY: Penn Janney GP, L.L.C.
                                                  its General Partner

                                              By: /s/ Richard M. Fox
                                                  Richard Fox, Managing Member


Average Closing Price Pursuant to Section 2.1: $3.59 per share.

                                CONVERSION NOTICE



                  The undersigned Holder of a Convertible Secured Subordinated Debenture ("Debenture") issued by Microleague Multimedia, Inc. (the "Company"), hereby elects to convert the below listed amounts of principal and accrued interest of the Debenture into shares of Common Stock of the Company as provided in Article Two of the Debenture:

         Principal               Accrued Interest           Total Amount

         $                       $                          $




                  Fair Market Value of a share of Common Stock of the Company as determined pursuant to Section 21 of the Debenture: $________ per share.

                  Number of shares of Common Stock of the Company to be received by this conversion (total amount divided by Fair Market Value per share):
______________

                                            PENN JANNEY OPPORTUNITIES
                                            FUND, L.P.

                                            By:__________________________
                                               its General Partner

                                            By:_______________________
                                                                  , President



Dated:________________________

                                   SCHEDULE 1

                                  Subsidiaries


Ablesoft, Inc.

REP Holding Company, Inc.

REP Acquisition Corporation

                                  SCHEDULE 5.1

                                   Senior Debt


PNC Loan                         Principal             Interest

1/2/97 Term Loan                 $17,874.99            $120.68
Line of Credit                $1,430,000.00          $9,582.98
8/30/96 Term Loan                $10,891.07             $66.57
5/8/86 Term Loan                 $27,900.00            $188.38
8/24/95 Term Loan               $375,000.00          $2,531.67
2/16/95 Term Loan                $22,916.58            $154.73

                                 SCHEDULE 6.1(e)

                                 Capitalization

                                 SCHEDULE 6.1(f)

                             Material Adverse Events